Exhibit 99.1

• The Partnership reported $115 million of net income attributable to the partnership, $133 million of net cash provided by operating activities, $187 million of adjusted EBITDA attributable to the partnership and $162 million of cash available for distribution.

• Second quarter distribution of $0.430 per common unit, up 3.6% from previous quarter, which supports the partnership's intent to deliver mid-teens annual distribution growth through 2019.

• Access to high quality midstream assets from our sponsor enables us to deliver on commitments as evidenced by the Colonial and Explorer acquisition completed in the quarter.

HOUSTON, August 1, 2019 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented master limited partnership formed by Royal Dutch Shell plc (“RDS”), reported net income attributable to the partnership of $115 million for the second quarter of 2019, which equated to $0.38 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $187 million.

Total cash available for distribution was $162 million, approximately $22 million higher than the prior quarter. The financial results of the quarter were largely driven by the increased distribution related to the Colonial and Explorer acquisition, which offset lower revenues related to the expiration of a contract on the Zydeco system and planned producer turnarounds in the Gulf of Mexico.

“I'm pleased with our second quarter performance, which was underpinned by our increased ownership in Colonial and Explorer - two of the premier refined products pipelines in the United States,” said Kevin Nichols, CEO, Shell Midstream Partners, GP LLC. “Our diversified portfolio both onshore and offshore continues to deliver value to our customers and unitholders. In the offshore, I'm excited about the growth in the Gulf of Mexico - two new fields came online and two new projects were announced in the quarter. Given our strategic footprint and our extensive operating experience, we are well positioned to capture this future growth.”

Offshore highlights for the quarter include an eight percent increase in volumes quarter over quarter, mainly driven by Appomattox coming online and flowing through Proteus and Endymion. In the onshore, the Zydeco open season concluded with a fully subscribed system – demonstrating the strategic nature of the asset in the Gulf Coast region.

The Board of Directors of the general partner previously declared a cash distribution of $0.430 per limited partner unit for the second quarter of 2019. This distribution represented an increase of 3.6% over the first quarter 2019 distribution and a 17.8% increase over the second quarter 2018 distribution. This represents the eighteenth consecutive quarter of distribution growth, and meets the Partnership’s previously disclosed guidance of mid-teens annual distribution growth in 2019.

FINANCIAL HIGHLIGHTS

•Net income attributable to the partnership was $115 million, compared to $132 million for the prior quarter.
•Net cash provided by operating activities was $133 million, compared to $150 million for the prior quarter.
•Cash available for distribution was $162 million, compared to $140 million for the prior quarter, largely driven by increased distributions related to the Colonial and Explorer acquisition, which were partially offset by lower Zydeco revenues.
•Total cash distribution declared was $131 million, resulting in a coverage ratio of 1.2x.
•Adjusted EBITDA attributable to the partnership was $187 million, compared to $170 million for the prior quarter.
•As of June 30, 2019, the Partnership had $257 million of consolidated cash and cash equivalents on hand.
•As of June 30, 2019, the Partnership had total debt of $2.7 billion, equating to 3.6x Debt to annualized Q2 2019 Adjusted EBITDA. Current debt levels are well within our targeted range and provide full flexibility to continue to grow in line with guidance.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation to their most comparable GAAP measures later in this press release.

ASSET HIGHLIGHTS

Significant Onshore Pipeline Transportation:
◦Zydeco - Mainline volumes were 635 kbpd in the current quarter, compared to 628 kbpd in the prior quarter. The increase in volumes was related to increased offshore volumes, partially offset by volumes related to a contract which expired in the second quarter of 2019.

Significant Offshore Pipeline Transportation:
◦Amberjack - Volumes were 359 kbpd in the current quarter, compared to 362 kbpd in the prior quarter. Lower volume related to an eight day planned producer turnaround. Continued growth is expected on the pipeline as new production ramps up.
◦Mars - Volumes were 569 kbpd compared to 556 kbpd in the prior quarter. The higher volumes were related to growth on Ursa, partially offset by planned producer turnarounds.
◦Auger - Volumes were 78 kbpd, lower than the prior quarter of 86 kbpd. We received $3 million in the second quarter of 2019 for business interruption recoveries associated with outages in 2018.
◦Eastern Corridor - Volumes were 433 kbpd compared to 470 kbpd in the prior quarter, largely due to planned producer turnarounds.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, L.P., headquartered in Houston, Texas, is a growth-oriented master limited partnership formed by
Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners,
L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii)
deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
Shell Midstream Partners, L.P. will hold a webcast at 9:00am CT tomorrow to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “2019 Second-Quarter Financial Results Call” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	June 30, 2019	March 31, 2019
Revenue (1)	$121	$131
Costs and expenses
Operations and maintenance	32	27
Cost of product sold	7	9
Loss from revision of asset retirement obligation	—	2
General and administrative	17	12
Depreciation, amortization and accretion	12	12
Property and other taxes	5	4
Total costs and expenses	73	66
Operating income	48	65
Income from equity method investments	80	70
Dividend income from other investments	—	14
Other income	12	8
Investment, dividend and other income	92	92
Interest expense, net	21	20
Income before income taxes	119	137
Income tax expense	—	—
Net income	119	137
Less: Net income attributable to noncontrolling interests	4	5
Net income attributable to the Partnership	$115	$132
Less: General partner’s interest in net income attributable to the Partnership	30	27
Limited Partners’ interest in net income attributable to the Partnership	$85	$105

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.38	$0.47

Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8	123.8
Common units – SPLC	102.6	100.0
 (1) Deferred revenue for the three months ended June 30, 2019 and March 31, 2019, including the impact of overshipments and expiring credits, was $1 million and $10 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
	June 30, 2019	March 31, 2019
Net income	$119	$137
Add:
Loss from revision of asset retirement obligation	—	2
Depreciation, amortization and accretion	12	12
Interest expense, net	21	20
Income tax expense	—	—
Cash distribution received from equity method investments	128	83
Less:
Equity method distributions included in other income	9	8
Income from equity method investments	80	70
Adjusted EBITDA	191	176
Less:
Adjusted EBITDA attributable to noncontrolling interests	4	6
Adjusted EBITDA attributable to the Partnership	187	170
Less:
Net interest paid attributable to the Partnership (1)	21	20
Income taxes paid attributable to the Partnership	—	—
Maintenance capex attributable to the Partnership	6	8
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(1)	(9)
Reimbursements from Parent included in partners’ capital	3	7
Cash available for distribution attributable to the Partnership	$162	$140

(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
	June 30, 2019	March 31, 2019
Net cash provided by operating activities	$133	$150
Add:
Interest expense, net	21	20
Income tax expense	—	—
Return of investment	39	8
Less:
Change in deferred revenue and other unearned income	(3)	(8)
Change in other assets and liabilities	5	10
Adjusted EBITDA	191	176
Less:
Adjusted EBITDA attributable to noncontrolling interests	4	6
Adjusted EBITDA attributable to the Partnership	187	170
Less:
Net interest paid attributable to the Partnership (1)	21	20
Income taxes paid attributable to the Partnership	—	—
Maintenance capex attributable to the Partnership	6	8
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(1)	(9)
Reimbursements from Parent included in partners’ capital	3	7
Cash available for distribution attributable to the Partnership	$162	$140
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	June 30, 2019	March 31, 2019
Quarterly distribution declared per unit	$0.4300	$0.4150

Adjusted EBITDA attributable to the Partnership (1)	$187	$170

Cash available for distribution attributable to the Partnership (1)	$162	$140

Distribution declared:
Limited partner units - common	$100	$93
General partner units	31	26
Total distribution declared	$131	$119

Coverage Ratio (2)	1.2	1.2
(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

Capital Expenditures and Investments
	For the Three Months Ended
	June 30, 2019	March 31, 2019
Expansion capital expenditures	$2	$5
Maintenance capital expenditures	11	5
Total capital expenditures paid	$13	$10
Contributions to investment	$5	$5

Condensed Consolidated Balance Sheet Information
	June 30, 2019	March 31, 2019
Cash and cash equivalents	$257	$226
Equity method investments	930	814
Property, plant & equipment, net	738	740
Total assets	2,004	1,915
Related party debt	2,691	2,091
Total deficit	(767)	(254)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	June 30, 2019	March 31, 2019
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	635	628
Zydeco – Other segments	271	256
Zydeco total system	906	884
Amberjack total system	359	362
Mars total system	569	556
Bengal total system	525	500
Poseidon total system	265	253
Auger total system	78	86
Delta total system	251	273
Na Kika total system	33	45
Odyssey total system	149	152
Colonial total system	2,547	2,656
Explorer total system	775	551
LOCAP total system	1,210	1,216
Other systems	369	194

Terminals (2)(3)
Lockport terminaling throughput and storage volumes	221	222

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.52	$0.62
Amberjack total system (4)	2.26	2.51
Mars total system (4)	1.16	1.21
Bengal total system (4)	0.39	0.39
Auger total system (4)	1.39	1.37
Delta total system (4)	0.58	0.56
Na Kika total system (4)	0.75	0.76
Odyssey total system (4)	0.91	0.91
Lockport total system (5)	0.23	0.22
(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum throughput.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, August 1, 2019, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity method investments for the applicable period, less equity method distributions included in other income and income from equity method investments. We define Adjusted EBITDA attributable to Shell Midstream Partners, L.P. as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, L.P., less maintenance capital expenditures attributable to Shell Midstream Partners, L.P., net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners, L.P., reimbursements from Parent included in partners' capital and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
August 1, 2019

The information in this Report reflects the unaudited condensed consolidated financial position and results of Shell Midstream Partners, L.P.

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